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                                                                   EXHIBIT  23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-53252, Form S-3 No. 33-34303, Form S-3 No. 33-35301, Form S-3
No. 33-41916, Form S-3 No. 33-82618, Form S-3 No. 33-63841, Form S-8 No. 33-
34304, Form S-8 No. 33-60969 and Form S-8 No. 33-63537) of National Media Corporation and in the related Prospectuses of our report dated May 13, 1996 (except for Note 19, as to which the date is May 30, 1996), with respect to the consolidated financial statements and schedule of National Media Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 1996.


                                            Ernst & Young LLP


Philadelphia, Pennsylvania
June 13, 1996